Exhibit 10.1

                            Indemnity Agreement


     This Amended and Restated Agreement, dated as of December 8, 1997 between Union Carbide Corporation, a New York corporation (the
"Corporation"), and James F. Flynn (the "Officer") amends and restates in its entirety the Indemnity Agreement between the parties hereto, dated as of October 27, 1993.

                                WITNESSETH:

     In consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     1. As used herein, the following terms shall have the following meanings:

            (a) "Costs" and "Expenses" means any and all costs, expenses and liabilities incurred by the Officer, including but not limited to (i) attorney's fees, (ii) amounts paid in settlement of any Suit or Claim,
(iii) amounts paid in satisfaction of any order or judgment in any Suit or Claim, and (iv) fines, penalties or assessments asserted or adjudged in any Suit or Claim.

            (b) "Suit" and "Claim" means, as the case may be, any and all suits, claims, actions, investigations or proceedings, and threats thereof, whether civil, criminal or administrative (including but not limited to any Derivative Suit or Claim) arising out of, or alleged to arise out of, the Officer's service (including any act or failure to act in the course of such service) to the Corporation or to another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the Corporation's request.

            (c) "Derivative Suit or Claim" means any and all Suits or Claims brought or alleged to be brought in the right of the Corporation to procure a judgment in its favor.

            (d)   "Board" means the Board of Directors of the Corporation.

            (e) A "Change in Control" shall be deemed to occur if any of the following circumstances shall occur:

                (i) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ("Act") becomes the "beneficial owner" as defined in Rule 13d-3 under the Act of more than 20% of the then outstanding voting securities of the Corporation;

                (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Act acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Corporation or for any other matter or question with respect to more than 20% of the then outstanding voting securities of the Corporation;

                (iii) during any period of twenty-four consecutive months, Present Directors and/or New Directors cease for any reason to constitute a majority of the Board.

                For these purposes, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were Present Directors or New Directors;

                (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or

                (v)    there shall be consummated:

                       (x) a reorganization, merger or consolidation of all or substantially all of the assets of the Corporation (a
"Business Combination"), unless, following such Business Combination,

                             (A)   all or substantially all of the
individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Corporation and outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock of the Corporation and outstanding voting securities of the Corporation, as the case may be,

                             (B)   no "person" or "group" within the
meaning of Sections 13(d) and 14(d)(2) of the Act (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and

                             (C)   at least a majority of the members of
the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                       (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, provided, that the divestiture of less than substantially all of the assets of the Corporation in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Subparagraphs (i) and (ii) above, solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by one or more employee benefit plans maintained by the Corporation.

            (f) A "Potential Change in Control" shall occur if (i) the Corporation enters into or the stockholders of the Corporation approve an agreement, arrangement or plan, the consummation of which would result in the occurrence of a Change in Control; (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Act publicly announces a tender offer or comparable action which if consummated would constitute a Change in Control; (iii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Act (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting stock increases beneficial ownership of such securities by 5% or more over the percentage so owned by such person or group on the date hereof; or (iv) the Board adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change in Control has occurred.

            (g) "Independent Counsel" means a law firm, or a member of a law firm, that: (i) is experienced in matters of corporate law; (ii) neither is, at the time of engagement hereunder, nor shall have been, in the five (5) years prior to such engagement, retained to represent the Corporation or the Officer in any matter material to either such party, or any other party to a Suit or Claim giving raise to a claim for indemnification hereunder; and (iii) under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the Officer in an action to determine the Officer's rights under this Agreement.

     2. The Officer shall continue to serve (i), if elected subsequent to the date hereof as a director of the Corporation, for the remainder of the initial term to which he is elected by the stockholders or the Board and for each successive term to which he may thereafter be elected by the stockholders or the Board and/or (ii) as an officer of the Corporation until his retirement at his normal retirement age under the Corporation's retirement program or until he is removed or replaced as an officer of the Corporation without appointment or election to another office of the Corporation. During and after his term or terms as a director or officer of the Corporation, the Officer will, upon the Corporation's request, consult with and assist the Corporation in any Suits or Claims involving the Corporation or any director or officer of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which the Officer served at the Corporation's request, and arising out of any event or matter that occurred while the Officer was a director or officer of the Corporation or was serving with such other entity.

     3. The Officer shall have the right to resign from his position as an officer or, if so elected, from his position as a director if the Board consents to such resignation or if, in his reasonable judgment (i) he is or may be unable to fulfill his duties as a director or officer by reason of his health or (ii) he is or may be unable to fulfill his duties as a director by reason of the requirements of his principal occupation or (iii) there is a legal impediment to his continued service on the Board or as an officer or (iv) continued service on the Board or as an officer is not in the best interest of the Corporation or the Officer. The Officer shall not be obligated to render the consultation and assistance specified in Paragraph 2 hereof at any time that, in his reasonable judgment, he is or may be unable to do so by reason of his health, the requirements of his principal occupation or legal impediments thereto.

     4. The Corporation shall pay the Officer reasonable compensation for the time he spends in rendering the consultation and assistance set forth in Paragraph 2 hereof (but not for any time so spent while he is an officer of the Corporation) and shall reimburse him for the reasonable expenses he incurs in rendering such consultation and assistance.

     5. The Corporation shall indemnify the Officer to the fullest extent permitted by law for any and all Costs and Expenses of the Officer resulting from or relating to any Suit or Claim, whether now pending or hereafter asserted, threatened or filed, other than a Suit or Claim that has been finally adjudicated or settled prior to the date hereof. Without limiting the generality of the foregoing:

            (a) The Officer shall be indemnified for all Costs and Expenses of all Suits and Claims excepting only those Costs and Expenses that the Corporation is expressly prohibited from indemnifying him by
Section 721 of the New York Business Corporation Law.

            (b) The termination of any Suit or Claim by settlement, judgment, order, conviction or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Officer acted or failed to act in a manner that would render him ineligible for indemnification hereunder or reduce the indemnification to which he is entitled hereunder, including but not limited to any presumption that the Officer acted in bad faith, failed to act in good faith, was dishonest, gained any financial or other advantage, failed to act in what he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or had reasonable cause to believe that his conduct was unlawful.

            (c) The Officer shall be indemnified for all Costs and Expenses incurred in enforcing rights to indemnity or payment or reimbursement of Costs and Expenses under this Agreement or otherwise.

     6.     (a)   The Costs and Expenses of defending any Suit or Claim
shall be paid by the Corporation to the Officer in advance of the final disposition of the Suit or Claim upon receipt of an undertaking by or on behalf of the Officer to repay such amount as and to the extent required by paragraph (a) of Section 725 of the New York Business Corporation Law.

            (b) In the event of a Potential Change in Control or a Change in Control, the Corporation shall, promptly upon written request by the Officer, create a Trust for the benefit of the Officer and, from time to time, upon written request of the Officer to the Corporation, shall fund such Trust in an amount, as set forth in such request, sufficient to satisfy any and all Costs and Expenses incurred or reasonably anticipated at the time of each such request to be incurred in connection with or relating to any Suit or Claim, including, to the extent not anticipated to be covered by D&O Insurance (as provided in Section 6(c)), amounts claimed in such Suit or Claim. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Officer; (ii) the Trustee shall advance, within two business days of a request by the Officer, any and all Costs and Expenses to the Officer, not advanced directly by the Corporation to the Officer (and the Officer hereby agrees to reimburse the Trust under the circumstances under which the Officer would be required to reimburse the Corporation under Section 6(a)); (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above; (iv) the Trustee shall promptly pay to the Officer all amounts for which the Officer shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such Trust shall revert to the Corporation upon a final determination by the Independent Counsel, chosen in accordance with Section 7(b), that the Officer has been fully indemnified under the terms of this Agreement. The Trustee shall be selected by the Officer and approved by the Corporation (which approval shall not be unreasonably withheld). The Corporation shall pay the reasonable fees of the Trustee and shall fully indemnify the Trustee against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of this Agreement or the Trustee's engagement pursuant hereto. Nothing in this Section 6(b) shall relieve the Corporation of any of its obligations under this Agreement.

            (c)   (i)    So long as the Officer shall continue to serve as
a director or officer of the Corporation (or shall, at the request of the Corporation, serve another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan) and thereafter so long as the Officer shall be subject to any possible Suit or Claim, the Corporation shall purchase and maintain in effect for the benefit of the Officer one or more valid, binding and enforceable policy or policies of directors and officers liability insurance ("D&O Insurance") providing coverage at least comparable to that provided pursuant to the policies of D&O Insurance currently maintained by the Corporation.

                  (ii) The Corporation shall not be required to maintain said policy or policies of D&O Insurance in effect if, in the reasonable business judgment of the then directors of the Corporation
(x) the premium cost for such insurance is substantially disproportionate to the amount of coverage, (y) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance or (z) said insurance is not otherwise reasonably available; provided, however, that in the event the then directors make such a judgment, the Corporation shall purchase and maintain in force a policy or policies of D&O Insurance in the amount and with such coverage as the then directors determine to be reasonably available. Notwithstanding the general provisions of this Section 6(c)(ii), following a Change in Control, any decision not to maintain any policy or policies of D&O Insurance or to reduce the amount or coverage under any such policy or policies shall be effective only if there are Disinterested Directors and shall require the concurrence of a majority of the Disinterested Directors. For this purpose "Disinterested Directors" shall mean directors who were members of the Board prior to such Change in Control or whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were Disinterested Directors.

                  (iii)  If and to the extent the Corporation, acting under
Section 6(c)(ii), does not purchase and maintain in effect the policy or policies of D&O Insurance described in Section 6(c)(i), the Corporation shall indemnify and hold harmless the Indemnitee to the full extent of the coverage which would otherwise have been provided by such policies. The rights of the Officer hereunder shall be in addition to all other rights of the Officer under the remaining provisions of this Agreement.

     7.     (a)   The Costs and Expenses for which the Officer is entitled
to indemnification under this Agreement shall be paid by the Corporation in accordance with the provisions of paragraph (b) of Section 723 of the New York Business Corporation Law. All Costs and Expenses for which the Officer is entitled to indemnification, payment or reimbursement hereunder shall be paid by the Corporation within two business days after demand therefor.

            (b) In the event of a Change in Control of the Corporation, then with respect to all matters thereafter arising concerning the rights of the Officer to indemnity payments and payment or reimbursement of Costs and Expenses under this Agreement or any other agreement, the Certificate of Incorporation or By-Laws of the Corporation now or hereafter in effect or otherwise relating to Suits or Claims for indemnity, the Corporation shall seek legal advice only from Independent Counsel selected by the Officer and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Corporation and the Officer as to whether and to what extent the Officer would be permitted to be indemnified under applicable law. The Corporation shall pay the reasonable fees of the Independent Counsel and shall fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     8.     (a)   The Corporation shall not indemnify the Officer or pay
any advance to the Officer in connection with any Suit or Claim voluntarily commenced by the Officer against the Corporation or any other director, officer, employee or agent of the Corporation or any affiliate or any employee benefit plan of the Corporation or an affiliate unless the institution of such action, suit or proceeding was authorized prior to its commencement by a majority vote of the Board or the Officer is successful on the merits in such action, suit or proceeding or such action, suit or proceeding was commenced by the Officer to enforce rights to indemnification, payment or reimbursement under this Agreement or otherwise.

            (b) In the event of any dispute as to the Officer's rights to indemnity or payment or reimbursement hereunder or otherwise, the Officer, at his option may submit such dispute to binding arbitration by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

            (c) In the event that the indemnification provided for in this Agreement is unavailable to the Officer for any reason whatsoever, the Corporation, in lieu of indemnifying the Officer, shall contribute to the amount incurred by the Officer, whether for Costs or Expenses, in connection with any Suit or Claim in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Suit or Claim in order to reflect (i) the relative benefits received by the Corporation and the Officer as a result of the event(s) and/or transaction(s) giving cause to such Suit or Claim; and/or (ii) the relative fault of the Corporation (and its other directors, officers, employees and agents) and the Officer in connection with such event(s) and/or transaction(s). The Officer's right to contribution under this Section 8(c) shall be determined in accordance with, pursuant to and in the same manner as, the provisions in Sections 6, 7, 8(a) and 8(b) hereof relating to the Officer's right to indemnification under this Agreement.

     9. The Officer shall provide prompt written notice to the Corporation of any Suit or Claim in connection with which the Officer may assert a right to be indemnified hereunder; however, failure to provide such notice shall not be construed as a waiver of any rights hereunder.

     10. The indemnification and advances provided by this Agreement shall not be deemed exclusive of any other rights to which the Officer may be entitled under any law (common or statutory), provision of the Corporation's Certificate of Incorporation or By-Laws, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation.

     11. This Agreement may not be amended without the agreement in writing of the Corporation and the Officer.

     12. If this Agreement or any portion hereof shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and the Corporation shall nevertheless indemnify the Officer for Costs and Expenses to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

     13. The Corporation acknowledges that the Officer is relying on this Agreement in continuing to provide services to the Corporation and in incurring, or refraining from incurring, Costs and Expenses. Accordingly, the Corporation agrees that its obligations hereunder will survive (a) any actual or purported termination of this Agreement by the Corporation or its successors or assigns whether by operation of law or otherwise, and (b) termination of the Officer's services to the Corporation, whether such services were terminated by the Corporation or the Officer, with respect to any Suit or Claim, whether or not such Claim is made or Suit is threatened or commenced before or after the actual or purported termination of this Agreement or the termination of the Officer's services to the Corporation.

     14. This Agreement shall be binding on the Officer and shall inure to the benefit of the Officer (both during and after his service as a director or as an officer) and to his heirs, executors and administrators. This Agreement shall be binding on the successors and assigns of the Corporation whether by operation of law or otherwise.

     15. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto (in the case of the Corporation, by a duly authorized officer thereof on its behalf).

                                          UNION CARBIDE CORPORATION


                                          By:
                                                Chairman of the Board


                                          JAMES F. FLYNN